                                 EXHIBIT (10)K.

------------------------------------------------------------------------------
                FRANKLIN STATE BANK DEFERRED COMPENSATION PLAN
------------------------------------------------------------------------------

                                 PLAN DOCUMENT













    Compensation Committee approval - December 13, 1983
    Board of Directors approval - January 10, 1984



/s/ Marian L. Hockenbury
------------------------
Marian L. Hockenbury
Assistant Secretary

------------------------------------------------------------------------------
                FRANKLIN STATE BANK DEFERRED COMPENSATION PLAN
------------------------------------------------------------------------------



Section                    Title                                          Page
-------                    -----                                          ----
   1      Purpose.......................................................   1
   2      Definitions...................................................   1
   3      Administration................................................   2
   4      Deferral of Compensation......................................   3
   5      Rights of Participants........................................   5
   6      Non-Transferability of Rights Under the Plan..................   5
   7      Designation of Beneficiary....................................   5
   8      Agreements with Participants..................................   6
   9      Withholding Taxes.............................................   6
  10      No Employment Rights..........................................   6
  11      Applicable Law................................................   6
  12      Amendments, Modification and Termination......................   7
  13      Relationship to Qualified Plans...............................   7
  14      Effective Date................................................   7
  15      Notices.......................................................   7
  16      Severability of Provisions....................................   8
  17      Headings and Captions.........................................   8

------------------------------------------------------------------------------
                FRANKLIN STATE BANK DEFERRED COMPENSATION PLAN
------------------------------------------------------------------------------

1.  Purpose

    The purpose of the Franklin State Bank Deferred Compensation Plan (the "Plan") is to enable the Corporation (as hereinafter defined) and its subsidiaries to attract, retain and motivate officers and other key employees by offering competitive compensation opportunities including the elective deferral of amounts which would be payable as salary and pursuant to the Corporation's Management Performance Program.

2.  Definitions

    Except where the context otherwise indicates, the following definitions apply:

    (a)  "Bankruptcy" shall mean that

         (i) the Company is adjudicated bankrupt, or a trustee or a receiver is appointed for the Company, or for all or a substantial part of its property in any involuntary proceeding, or any court has taken jurisdiction of all or a substantial part of the property of the Company in any involuntary proceeding for the reorganization, dissolution, liquidation or winding up of the Company and such trustee or receiver has not been discharged or such jurisdiction relinquished or vacated or stayed on appeal or otherwise stayed within 60 days; or

         (ii) the Company has filed a petition or answer, not denying jurisdiction, in bankruptcy or under Chapter 11 of the Federal Bankruptcy Act or any similar law, state or Federal, whether now or hereafter existing, or such a petition filed against the Company shall be approved and not vacated or stayed within 60 days.

    (b) "Committee" means the Compensation Committee consisting of three (3) or more members as may be appointed by the Board of Directors to administer the Plan pursuant to Section 3(a) hereof.

    (c) "Corporation" means Franklin State Bank, its subsidiary companies and operating divisions.

    (d) "Deferred Compensation Account" is as defined in Section 4(a) of this Plan.

        (e) "Insolvency" shall mean that the Company makes an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidation of all or a substantial part of its property or shall have failed within 60 days to pay or bond or otherwise discharge any judgment or attachment which is not stayed on appeal or otherwise being contested in good faith.

        (f) "Performance Year" means an operating year of the Corporation beginning January 1 and ending December 31.

        (g) "Participant" means any officer of the Corporation who has been selected by the Committee as eligible to participate in this Plan.

        (h) "Retirement" means discontinuance of employment with the Corporation by a Participant at such Participant's normal retirement date as provided in the applicable pension or retirement plan or, with the consent of the Committee, at an earlier date.

        (i) "Termination of Employment" means the discontinuance of employment of a Participant with the Corporation for any reason whatsoever, other than a change of employment within the Corporation.

3. Administration

        (a) The Plan shall be administered by the Committee.

        (b) The Committee shall have full and exclusive authority and responsibility, subject to express provisions of the Plan as amended or modified from time to time, (i) to administer the Plan, (ii) to interpret the Plan, (iii) to establish, amend and rescind rules and regulations for administering the Plan as the Committee deems necessary or appropriate, (iv) to select Participants, (v) to determine the applicable rate of interest or interest equivalent payable on amounts deferred pursuant to the Plan and (vi) to make all other determinations and to take all other steps deemed necessary or advisable for the administration of the Plan. The Committee shall not be bound to any standards of uniformity or similarity of action, interpretation or conduct in the discharge of its duties hereunder, regardless of the apparent similarity of the matters coming before it. Its determination shall be binding on all parties.

        (c) The Committee may designate an officer of the Corporation, other employees of the Corporation or competent professional advisors to assist the Committee in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on behalf of the Committee.

        (d) The composition of the Committee and any or all powers and functions thereof, may at any time and from time to time be amended, modified or terminated by the President of the Corporation.

        (e) The Committee may employ such legal counsel, consultants or accountants as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, consultant or accountant and any computation received from any such consultant or accountant. No member of the Committee, the Corporation or the Board of Directors shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Corporation against any cost or expense of liability (including, without limitation, reasonable counsel fees and any sums paid in settlement of a claim with the approval of the Corporation) arising out of any act of omission to act in connection with the Plan and its administration unless arising out of such member's own fraud or bad faith. Expenses incurred by the Committee in the engagement of such counsel, consultant or accountant shall be paid by the Corporation.

        (f) All costs and expenses involved in administering the Plan as provided herein, or incident thereto, shall be borne by the Corporation.

        (g) The Committee may, in its sole discretion, make appropriate adjustments with respect to the terms of the Plan and its applicability to any Participant including termination of individual deferral agreements, or suspension of any provision of such agreements in the event (i) the employment status or relationship between the Corporation and such Participant is changed, (ii) any of the anticipated benefits of deferral pursuant to this Plan or any provision hereof are altered by reason of any interpretation or of change in law, policy or regulation, (iii) in the event there is a change in the common control of the Corporation, (iv) the Company's insolvency or
                (v) the Company's entering the state of bankruptcy.

        4.  Deferral of Compensation

        (a) (i) A participant may request the Committee to defer all or any specified portion of the amounts payable as compensation by the Corporation including salary (in excess of the Social Security maximum wage base) and cash awards and Performance Shares payable pursuant to the Corporation's Management Performance Program provided, however, that each request to defer must be with respect to at least $1,000. The Committee in its sole discretion may accept or reject such request. Any amount deferred will be credited to a separate bookkeeping account in the name of the Participant (the "Deferred Compensation Account") on the date such amount would otherwise have become payable to the Participant.

     However, funds shall not be irrevocably set aside and the employee's sole claim for amounts deferred shall be as an unsecured general creditor of the Corporation, pursuant to Article 5 of this Agreement. (ii) Amounts deferred shall be credited with an interest rate or an interest equivalent established annually by the Committee in its sole discretion. Interest or interest equivalents shall accrue on the amount deferred from the date such amount is credited to the Deferred Compensation Account until the date of payment on terms fixed by the Committee at the time of the election by the Participant to defer such amount. In the Committee's sole discretion, such interest equivalent may be determined by reference to a rate paid by a specified financial institution or hypothetical investment(s) Treasury bills, stocks, bonds, mutual fund shares or other securities, or any other medium of investment as determined by the Committee. (iii) The interest rate or terms of such interest equivalent in effect at the time of such deferral election shall remain in effect during the entire period of deferral, unless upon request of a Participant, the Committee, in its sole discretion, changes the interest rate or amends the terms of such interest equivalent applicable to such Participant's Deferred Compensation Account.

(b) (i) A request to defer payment of salary must be made in writing to the Corporation on or before the fifteenth day prior to the end of the fiscal quarter preceding the fiscal quarter in which earned. The Committee shall accept or reject such request on or before the last day of such quarter. An election to defer payment of cash awards under the Management Performance Program must be made in writing to the Corporation on or before September 30th of the Performance Year in which earned. An election to defer cash payment of Performance Shares under the Management Performance Program must be made in writing to the Corporation at least 180 days prior to the end of the five year vesting period for such Performance Shares. Such written requests shall be made in a manner determined by the Corporation. The Committee, in its sole discretion may modify such requests in the case of disability, hardship or unusual circumstances. (ii) Each deferral request filed with the Corporation will specify the date or dates during or after employment on which the amounts credited to the Deferred Compensation Account are to be paid to the Participant, or the legal representative or beneficiary of the Participant.

(c) Notwithstanding the request made by a Participant, (i) as soon as practicable following his/her Termination of Employment other than by reason of Retirement, disability (as determined by the Committee) or death, subject to the provisions of Section 3(g) of this Plan, the total amount then credited to the Participant's Deferred Compensation Account shall be paid to him/her, and (ii) within ten (10) years after his/her Termination of Employment by reason of Retirement, disability (as determined by the Committee) or death, all amounts, if any, then credited to the Participant's Deferred Compensation Account shall be paid in a manner irrevocably elected by the Participant at least 90 days prior to any such Termination of Employment, to the

            Participant of his/her legal representatives or beneficiary, as the case may be.

        (d) Except as provided in this Plan, a Participant shall not be entitled to, and the Corporation shall not be obligated to pay to such Participant the whole or any part of the amounts credited to his Deferred Compensation Account.

     5. Rights of Participants

        Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Corporation and any Participant or his/her legal representative or beneficiary, or any other persons. Funds allocated to Deferred Compensation Accounts established by the Corporation in connection with the Plan shall continue to be a part of the general funds of the Corporation, and no individual or entity other than the Corporation shall have any interest in such funds until paid to a Participant, his/her legal representative or beneficiary. If and to the extent that any Participant or his/her legal representative or beneficiary, as the case may be, acquires a right to receive any payment from the Corporation pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation and shall, if the Participant is indebted to the Corporation (such indebtedness and the amount thereof to be determined by the Committee in its sole discretion), be subject to the right of the Committee to deduct such amount from the amount payable hereunder to the Participant (or his/her legal representative or designated beneficiary, as the case may be).

     6. Non-Transferability of Rights Under the Plan

        No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant.

     7. Designation of Beneficiary

        (a) Subject to applicable law, each Participant shall have the right to file with the Corporation, to the attention of the Committee or such person as may be designated by the Committee, a written designation of one or more persons as the beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his/her death. A Participant may from time to time revoke or change such beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

        (b) If no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with the law, the payment of the amount, if any, payable under the Plan upon his/her death shall be made to the Participant's estate. If the Committee is in doubt as to the right of any person to receive any amount, the Committee may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Committee may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan, the Corporation and Committee therefor.

     8. Agreements with Participants

        Each participant shall be required to enter into an agreement with the Corporation which shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Committee, including any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

     9. Withholding Taxes

        The Corporation shall have the right to deduct withholding taxes from any payments made pursuant to the Plan, or make such other provisions as it deems necessary or appropriate to satisfy its obligations to withhold federal, state, local or foreign income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Corporation shall have the right to the extent permitted by law to withhold the amount of such taxes from any other sums due or to become due from the Corporation to the Participant upon such terms and conditions as the Committee may prescribe.

    10. No Employment Rights

        Nothing in this Plan or any booklet or other document describing or referring to this Plan shall be deemed to confer on any Participant the right to continue in the employ of the Corporation or his/her respective employer or affect the right of such employer to terminate the employment of any such person with or without cause.

    11. Applicable Law

        This Plan and all actions taken hereunder shall be governed by the laws of the State of New Jersey.

        12.     Amendments, Modification and Termination

                The Committee may from time to time amend, modify or terminate the Plan or any provision hereof. No amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to such Participant's Deferred Compensation Account. The Plan shall continue until terminated by the Committee.

        13.     Relationship to Qualified Plans

                Amounts deferred hereunder shall not be included in creditable compensation in computing benefits under the Employees' Retirement Plan. To the extent that exclusion of such deferred compensation adversely affects benefits payable under the Employee Retirement Plan, the Participant shall be entitled to an appropriate supplement approximately equivalent to the benefits the Participant would have received under such plan if such compensation had not been deferred. Such supplement shall be payable at the same time and in the same manner as benefits under the aforementioned plan.

        14.     Effective Date

                The Plan is effective as of January 1, 1984 subject to its adoption by the Committee pursuant to authority delegated by the Board of Directors.

        15.     Notices

                Each Participant shall be responsible for furnishing the Committee with the current and proper address for the mailing of notices and the delivery of agreements and payments. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address. This provision shall not be constructed as requiring the mailing of any notice or notification if the regulations issued under the Employee Retirement Income and Security Act of 1974 deem sufficient notice to be given by the posting of notice in appropriate places or by any other publication device.

16. Severability of Provisions

    If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof and this Plan shall be constructed and enforced as if such provisions had not been included.

17. Headings and Captions

    The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.


    /s/ Kenneth A. Bott                 /s/ Anthony D. Schoberl
    --------------------------------    -----------------------------------
    Kenneth A. Bott                     Anthony D. Schoberl

    1/31/84                             Jan. 31, 1984
    --------------------------------    -----------------------------------
    Date                                Date